EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the D.R. Horton, Inc. 1999 Employee Stock Purchase Plan of our report dated November 12, 1998, with respect to the consolidated financial statements of D.R. Horton, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.



                                /s/ Ernst & Young LLP








Fort Worth, Texas
February 10, 1999